                                                                  EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K, into the previously filed Registration Statements of Republic Industries, Inc. on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269
and 333-08479) and S-8 (Registration Nos. 33-93742 and 333-07623).


MUNSON, CRONICK & ASSOCIATES

Fullerton, California,
   September 30, 1996.